EXHIBIT 32

The undersigned Chairman of the Board, President and Chief Executive Officer and Chief Financial Officer of Colgate-Palmolive Company each certify, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. § 1350, that:

(1)
the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Colgate-Palmolive Company.

Date: July 28, 2011

/s/ Ian Cook
Ian Cook
Chairman of the Board, President and Chief Executive Officer

/s/ Dennis J. Hickey
Dennis J. Hickey
Chief Financial Officer